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                                                                     EXHIBIT 5.1

                             ANDREWS & KURTH L.L.P.
                           4200 TEXAS COMMERCE TOWER
                              HOUSTON, TEXAS 77002

                                 APRIL 1, 1996

America West Airlines, Inc.
4000 Sky Harbor Boulevard
Phoenix, Arizona 85034

Ladies and Gentlemen:

     We have acted as counsel for America West Airlines, Inc., a Delaware corporation (the "Company"), in connection with the Company's Registration Statement on Form S-3 (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended, of the offering and sale by a selling stockholder of an aggregate of 804,334 shares of Class B common stock, par value $.01 per share, of the Company ("Common Stock").

     In so acting, we have examined a copy of the Registration Statement, copies of the Company's certificate of incorporation and bylaws, and such other instruments and documents as we have deemed necessary as a basis for the opinions hereinafter expressed. In giving such opinions, we have assumed that all signatures on all documents examined by us are genuine, that all documents submitted to us as originals are authentic, that all documents submitted to us as copies are true and correct copies of the originals thereof and that all information submitted to us was accurate and complete.

     Based on our examinations as aforesaid and subject to the assumptions and limitations herein set forth, we are of the opinion that the shares of Common Stock to be sold as described in the Registration Statement are validly issued, fully paid and non-assessable.

     This opinion is limited in all respects to the General Corporation Law of the State of Delaware and the laws of the United States of America insofar as such laws are concerned.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to the use of our firm name under the caption "Legal Matters" therein.

                                          Very truly yours,

                                          /s/ Andrews & Kurth L.L.P.

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